FOR IMMEDIATE RELEASE

Smithfield Foods Announces Dutch Auction Cash Tender Offer
for Its 2013 Senior Unsecured Notes and 2014 Senior Secured Notes

SMITHFIELD, Virginia (January 12, 2011)—Smithfield Foods, Inc. (NYSE: SFD) (“Smithfield Foods”) announced today that it has commenced an offer to purchase for cash the maximum aggregate principal amount of its 7.75% Senior Unsecured Notes due 2013 and 10% Senior Secured Notes due 2014 (collectively, the “Notes”) that it can purchase for $350.0 million (excluding accrued interest and subject to increase, the “Maximum Payment Amount”) at a purchase price determined as described below (the “Tender Offer”).

In the Tender Offer, the purchase price will be determined in accordance with a modified “Dutch Auction” procedure on the terms and conditions set forth in the Offer to Purchase, dated January 12, 2011 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), to be distributed to holders of Notes.

Smithfield Foods expects to purchase Notes in the Tender Offer using cash on hand.

Each series of Notes and certain other information relating to the Tender Offer are listed in the table below.

Notes	CUSIP No.	Outstanding Principal Amount	Early Participation Payment(1)	Total Consideration (Acceptable Bid Price Range)(1) (2)
7.75% Senior Unsecured Notes due 2013....................	832248AH1	$350,000,000	$30.00	$1,075.00 - $1,110.00
10% Senior Secured Notes due 2014...........................	U83223AF1 / 832248AS7 (3)	$850,000,000	$30.00	$1,155.00 - $1,190.00

(1) Per $1,000 principal amount of Notes that are accepted for purchase.
(2) Includes the “Early Participation Payment” (described below). The price at the low end of the range constitutes the “Base Price” for each series of Notes.
(3) On January 20, 2011, the CUSIP numbers for the 2014 Notes will be changed to 832248AU2.

Holders who validly tender (and do not validly withdraw) Notes pursuant to the Tender Offer at or prior to 5:00 P.M., New York City time, on January 26, 2011 (as may be extended by Smithfield Foods, the “Early Participation Deadline”), will receive the applicable “Total Consideration,” including an early participation payment of $30.00 per $1,000 principal amount of Notes (the “Early Participation Payment”) tendered in the Tender Offer. Holders who validly tender Notes after the Early Participation Deadline will not be eligible to receive the Early Participation Payment.

The Tender Offer is scheduled to expire at midnight, New York City time, on February 9, 2011 (as may be extended by Smithfield Foods, the “Expiration Time”). Tendered Notes may be withdrawn at any time at or prior to 5:00 P.M., New York City time, on January 26, 2011 (as may be extended by Smithfield Foods, the “Withdrawal Deadline”), but not thereafter. Holders of Notes who tender (and do not validly withdraw) their Notes at or prior to the Withdrawal Deadline, and holders who tender their Notes after the Withdrawal Deadline, but at or prior to the Expiration Time, may not withdraw Notes tendered pursuant to the Tender Offer.

Smithfield Foods reserves the right, but is not obligated, to increase the Maximum Payment Amount in its sole discretion. If Smithfield Foods increases the Maximum Payment Amount, it may extend the Early Participation Deadline, but does not intend to extend the Withdrawal Deadline or otherwise reinstate withdrawal rights for the Tender Offer.

The Total Consideration for each $1,000 principal amount of each series of Notes validly tendered (and not validly withdrawn) at or prior to the Early Participation Deadline and accepted for purchase will be equal to the sum of: (1) the “Base Price” for that series of Notes and (2) the Clearing Premium, which will be determined pursuant to a modified “Dutch Auction” by consideration of the “bid price” specified by each holder that tenders Notes pursuant to the Tender Offer. The bid price for tendered Notes represents the minimum consideration a holder is willing to receive for those Notes and must fall within the acceptable bid price range specified in the table above.

The Tender Offer Consideration for each $1,000 principal amount of each series of Notes validly tendered (and not validly withdrawn) after the Early Participation Deadline and at or prior to the Expiration Time and accepted for purchase will consist of the Total Consideration for that series of Notes less the Early Participation Payment.

As more fully described in the Offer to Purchase, the Clearing Premium for the Tender Offer will be the lowest single bid premium (the amount by which bid price exceeds the applicable Base Price) at which Smithfield Foods will be able to spend the Maximum Payment Amount to allow it to purchase the maximum aggregate principal amount of Notes. If the aggregate amount of Notes validly tendered (and not validly withdrawn) at or below the Clearing Premium would cause Smithfield Foods to spend more than the Maximum Payment Amount for the Tender Offer, then holders of Notes tendered at the Clearing Premium will be subject to proration as described in the Offer to Purchase.

Smithfield Foods will pay accrued and unpaid interest on all Notes tendered and accepted for payment in the Tender Offer from the last interest payment date to, but not including, the date on which Notes are purchased by Smithfield Foods pursuant to the Tender Offer.

The Tender Offer is conditioned upon the satisfaction or waiver of certain conditions as described in the Offer to Purchase.

If the Tender Offer is consummated, the premium paid in the purchase of Notes, together with any unamortized original debt issuance costs and current Tender Offer fees, will be charged to earnings in our fourth fiscal quarter, the quarter in which the purchase of Notes is expected to settle. The amount of such charges will depend on the final results of the Tender Offer and cannot be estimated at this time.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and Letter of Transmittal that will be sent to holders of Notes. Holders are encouraged to read these documents carefully when they become available.

Smithfield Foods has retained Goldman, Sachs & Co. to act as the dealer manager for the Tender Offer and has retained Global Bondholder Services Corporation to act as the information agent and depositary for the Tender Offer. Questions regarding the Tender Offer should be directed to Goldman, Sachs & Co. by phone at (800) 828-3182 (toll-free) or at (212) 902-5128 (collect) or by writing at 200 West Street, New York, NY 10282-2198, Attention: Liability Management Group. Requests for documents relating to the Tender Offer should be directed to Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or in writing at 65 Broadway – Suite 404, New York, NY 10006, Attention: Corporate Actions.

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Tender Offer. Smithfield Foods is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Smithfield Foods, the dealer manager, the information agent or depositary makes any recommendation in connection with the Tender Offer.

About Smithfield Foods
Smithfield Foods is the world's largest pork processor and hog producer, with revenues exceeding $11 billion in fiscal 2010. In the United States, the company is also the leader in numerous packaged meats categories. From national brands and regional powerhouses in the United States to some of the best-known European brands, Smithfield Foods products are prized by retail, foodservice, and deli customers alike. For more information, visit www.smithfieldfoods.com.

Forward-Looking Statements
This press release contains certain “forward-looking” statements within the meaning of the federal securities laws. These statements relate to future events or our future performance. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The use of any of the words “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. Our forward-looking information and statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in, or implied by, the statements.  These risks and uncertainties include, but are not limited to, statements concerning: the availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, our ability to effectively restructure portions of our operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Offer to Purchase, under “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2010 and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 2, 2010. We caution you that the foregoing list of important factors and assumptions is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statements that we make speak only as of the date of such statements, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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Contact:
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com